UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2013

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas		77550-7999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 26, 2013 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.

Proposal 1. The stockholders elected the following individuals as Directors of the Company, to serve until the next Annual Meeting of Stockholders:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Arthur O. Dummer	24,445,647	295,865	1,154,655
Dr. Shelby M. Elliott	21,958,960	2,782,552	1,154,655
Frances A. Moody-Dahlberg	24,255,455	486,057	1,154,655
Robert L. Moody, Sr.	23,170,503	1,571,009	1,154,655
Russell S. Moody	24,253,093	488,419	1,154,655
William L. Moody IV	24,392,100	349,412	1,154,655
James E. Pozzi	23,617,897	1,123,615	1,154,655
Frank P. Williamson	22,270,486	2,471,026	1,154,655
James D. Yarbrough	22,269,991	2,471,521	1,154,655

Proposal 2. The stockholders ratified the selection of KPMG LLP as the Company’s auditors for 2013. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,819,069	74,756	2,342	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
	Name:	John J. Dunn, Jr.
	Title:	Executive Vice President and Corporate Chief Financial Officer

Date: May 2, 2013